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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 2, 1999

                              @ ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


             Delaware                      000-22877              06-1487156
 ---------------------------------        ------------       -------------------

    (State or other jurisdiction          (Commission          (I.R.S. Employer
 of incorporation or organization)        File Number)       Identification No.)


                              One Commercial Plaza
                        Hartford, Connecticut 06103-3585
     ----------------------------------------------------------------------
          (Address, including zip code, of principal executive office)
                                 (860) 549-1674
               Registrant's telephone number, including area code
                                 NOT APPLICABLE

   (Former name, former address and fiscal year, if changed since last report)





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ITEM 5. OTHER EVENTS.

         As previously reported on @ Entertainment's Current Report on Form 8-K dated September 20, 1999, Bison Acquisition Corp., a wholly-owned subsidiary of United Pan-Europe Communication N.V., acquired 99% of the outstanding common stock of @ Entertainment, Inc. (the "Acquisition") and filed with the Secretary of State of the State of Delaware the Certificate of Ownership and Merger of Bison Acquisition Corp. with and into @ Entertainment, Inc. ("@ Entertainment" or "Registrant"), with @ Entertainment continuing as the surviving corporation (the "Merger").

         As a result of the Acquisition and the Merger, the Registrant believes that a "Change of Control" occurred under the indentures governing the issuance of its 14 1/2% Series B Senior Discount Notes due 2008, 14 1/2% Senior Discount Notes due 2008, Series C Senior Discount Notes due 2008, 14 1/2% Series B Senior Discount Notes due 2009, and 14 1/2% Senior Discount Notes due 2009 (collectively, the "Senior Notes"). Pursuant to the terms of the indentures governing the Senior Notes (each an "Indenture" and, collectively, the "Indentures"), upon the occurrence of a Change of Control, each holder of Senior Notes has the right, at such holder's option, to require @ Entertainment to repurchase all or a portion of such holder's Senior Notes at the Repurchase Price (as defined herein) plus accrued and unpaid interest through the Expiration Date (as defined herein).

         On September 5, 1999, the Registrant commenced an offer to repurchase (the "Offer to Repurchase" or "Offer") the Senior Notes at 101% of their accreted value per $1,000 principal amount of Senior Notes at maturity on the Expiration Date plus accrued and unpaid interest (the "Repurchase Price"). As of August 1, 1999, the Registrant had $376,943,000 aggregate principal amount at maturity of Senior Notes outstanding.

         The Offer expired at 12:01 PM, New York City time, on November 2, 1999 (the "Expiration Date").

         Pursuant to the Offer, the registrant has purchased $49,139,000 aggregate principal amount at maturity of Senior Notes for an aggregate price of $26,455,014.

          Simultaneously, Poland Communications, Inc. ("PCI"), a wholly-owned subsidiary of @ Entertainment, commenced an offer to repurchase its 9 7/8% PCI Notes Due 2003 and 9 7/8% Senior Discount Notes Due 2003 (collectively, the "PCI Notes") at the repurchase price of $1,010 per $1,000 principal amount, which is 101% per $1,000 principal amount of PCI Notes on the Expiration Date (as defined herein), plus accrued and unpaid interest. As of August 1, 1999, PCI had $129,668,000 aggregate principal amount at maturity of the PCI Notes outstanding. This offer expired at 12:01 PM New York City time on November 2, 1999. Pursuant to its repurchase offer, PCI has purchased $113,237,000 aggregate principal amount of PCI Notes for an aggregate price of $114,369,370.

            @ Entertainment's cash on hand will be insufficient to satisfy all of its obligations related to the Offer and PCI's offer to repurchase outstanding senior notes and to complete its current business plan for its DTH and programming business based on its past operations. UPC and @ Entertainment are evaluating various alternatives to meet @ Entertainment's capital needs, however, UPC expects to provide @ Entertainment with cash advances to meet @ Entertainment's capital expenditures. Future sources of financing for @ Entertainment could include public or private debt or bank financing or any combination thereof, subject to the restrictions contained in the indentures governing @ Entertainment's and UPC's senior indebtedness. UPC may consider additional equity financing of @ Entertainment, although there can be no assurances that UPC or other companies will contribute additional equity.


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         Moreover, if @ Entertainment's plans or assumptions change, if its assumptions prove inaccurate, if it consummates unanticipated investments in or acquisitions of other companies, if it experiences unexpected costs or competitive pressures, or if the net proceeds from its recent offerings, existing cash, and projected cash flow from operations prove to be insufficient, @ Entertainment may need to obtain greater amounts of additional financing. While it is @ Entertainment's intention to enter only into new financing or refinancing that it considers advantageous, there can be no assurance that such sources of financing would be available to @ Entertainment in the future, or, if available, that they could be obtained on terms acceptable to @ Entertainment.

         Attached as an exhibit to this Current Report is a press release by United Pan-Europe Communications, N.V. relating to the change of control offers which is incorporated by reference.

ITEM 7. EXHIBITS.

EXHIBIT NO.           DOCUMENT

    99.1              Press release of United Pan-Europe Communications, N.V.
                      dated November 3, 1999.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              @ ENTERTAINMENT, INC.

Date:    November 3, 1999               By:  /s/ Nimrod J. Kovacs
                                        ---------------------------
                                            Nimrod J. Kovacs
                                            Chief Executive Officer





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                                  EXHIBIT INDEX

Exhibit             Description

99.1                Press release of United Pan-Europe Communications N.V.
                    dated November 3, 1999.






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